Exhibit 5.1

Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
www.fulbright.com

Telephone: (713) 651-5151	Facsimile: (713) 651-5246
September 20, 2007
Tesoro Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
Ladies and Gentlemen:
     We have acted as counsel to Tesoro Corporation, a Delaware corporation (the “Company”), and the subsidiaries listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the preparation and filing of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) relating to the proposed exchange offer by the Company to issue up to $500,000,000 aggregate principal amount of 6 1/2% Senior Notes due 2017, Series B (the “Exchange Notes”), and related guarantees in exchange for an equivalent principal amount of outstanding 6 1/2% Senior Notes due 2017 (the “Existing Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the exchange offer. The offer to exchange the Existing Notes and related guarantees for the Exchange Notes and related guarantees is referred to herein as the “Exchange Offer”.
     The Exchange Notes will be issued pursuant to an Indenture, dated as of May 29, 2007, among the Company, the Guarantors and U.S. Bank National Association relating to the Existing Notes (the “Indenture”). Each of the Guarantors will issue a guarantee with respect to the Exchange Notes (the “Guarantees”).
     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization of the Exchange Notes and the Guarantees), execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.
Houston · New York · Washington DC · Austin · Dallas · Los Angeles · Minneapolis · San Antonio
Dubai · Hong Kong · London · Munich · Riyadh

Tesoro Corporation
September 20, 2007

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     (i) The Exchange Notes and the Guarantees have been duly authorized;
     (ii) When (a) the Registration Statement has been declared effective under the Securities Act of 1933, as amended, and (b) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Existing Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
     (iii) When (a) the Registration Statement has been declared effective under the Securities Act of 1933, as amended, and (b) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.
     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law and the Limited Liability Company Act of the State of Delaware and reported judicial interpretations of such laws, and, except as set forth in the succeeding sentence, we are expressing no opinion as to the effect of the laws of any other jurisdiction. With regard to Guarantors that are incorporated under the laws of Hawaii or Alaska, we have relied on the opinions of Rush Moore LLP and Groh Eggers, LLC, attached hereto as Exhibits A and B, respectively, as to the matters set forth in such opinions.
     The enforceability of the Exchange Notes and the Guarantees may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion. We express no opinion as to the legality, validity, enforceability or binding effect of provisions relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

Tesoro Corporation
September 20, 2007

     This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included as part of the Registration Statement.

Very truly yours,
/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.

Tesoro Corporation
September 20, 2007

SCHEDULE I
Gold Star Maritime Company, a Delaware corporation
Smiley’s Super Service, Inc., a Hawaii corporation
Tesoro Alaska Company, a Delaware corporation
Tesoro Aviation Company, a Delaware corporation
Tesoro Companies, Inc., a Delaware corporation
Tesoro Environmental Resources Company, a Delaware corporation
Tesoro Far East Maritime Company, a Delaware corporation
Tesoro Financial Services Holding Company, a Delaware corporation
Tesoro Hawaii Corporation, a Hawaii corporation
Tesoro Maritime Company, a Delaware corporation
Tesoro Northstore Company, an Alaska corporation
Tesoro Refining and Marketing Company, a Delaware corporation
Tesoro Sierra Properties, LLC, a Delaware limited liability company
Tesoro South Coast Company, LLC, a Delaware limited liability company
Tesoro Trading Company, a Delaware corporation
Tesoro Vostok Company, a Delaware corporation
Tesoro Wasatch, LLC, a Delaware limited liability company
Tesoro West Coast Company, LLC, a Delaware limited liability company

Exhibit A

Rush Moore llp	Attorneys at Law
A Limited Liability Law Partnership	Offices in Honolulu and Kona
Honolulu Office: 737 Bishop Street, Suite 2400, Honolulu, Hawaii 96813 / Tel. (808) 521-0400 / Fax (808) 521-0497
September 20, 2007
Tesoro Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
Ladies and Gentlemen:
     We have acted as special Hawaii counsel for Smiley’s Super Service, Inc., a Hawaii corporation (“Smiley’s”), and Tesoro Hawaii Corporation, a Hawaii corporation (together with Smiley’s, the “Hawaii Guarantors”), in connection with the preparation and filing by Tesoro Corporation, a Delaware corporation (“Tesoro”), and certain subsidiary guarantors of Tesoro, including each of the Hawaii Guarantors, of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) relating to the proposed exchange offer by Tesoro to issue up to $500,000,000 aggregate principal amount of 6 1/2% Senior Notes due 2017, Series B (the “Exchange Notes”), and related guarantees in exchange for an equivalent principal amount of outstanding 6 1/2% Senior Notes due 2017 (the “Existing Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the exchange offer. The offer to exchange the Exchange Notes and related guarantees for the Existing Notes and related guarantees is referred to herein as the “Notes Exchange Offer”.
     The Exchange Notes will be issued pursuant to an Indenture, dated as of May 29, 2007, among Tesoro, certain subsidiary guarantors of Tesoro, including each of the Hawaii Guarantors (collectively, the “Guarantors”), and U.S. Bank National Association (the “Trustee”) relating to the Existing Notes (“Indenture”). Each of the Hawaii Guarantors will issue a guarantee with respect to the 2017 Exchange Notes (the “Guarantee”).
     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Hawaii Guarantors, certificates and other communications of public officials, certificates of officers of the Hawaii Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Hawaii Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us (other than the due authorization of the Indenture and the due authorization, execution and delivery of the Guarantee by each of the Hawaii Guarantors), and the legal capacity of each individual who signed any of those documents.

Tesoro Corporation
September 20, 2007

     Where we render an opinion “to the best of our knowledge”, it is based solely upon the actual knowledge of the attorneys who have been directly involved in representing the Hawaii Guarantors, and that in the course of our representation of the Hawaii Guarantors that no facts have come to our attention that would give us actual knowledge or actual notice that the opinion is not accurate.
     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     (i) Smiley’s has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii;
     (ii) Tesoro Hawaii Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii;
     (iii) the Indenture and the Guarantee have been duly authorized by each of the Hawaii Guarantors;
     (iv) each of the Hawaii Guarantors has full corporate power and authority to enter into the Indenture and the Guarantee;
     (v) the Indenture has been duly executed and delivered by each of the Hawaii Guarantors;
     (vi) the Guarantee will be (A) duly executed by each of the Hawaii Guarantors when signed by an officer of such Hawaii Guarantor designated in the resolutions of the Board of Directors of such Hawaii Guarantor relating thereto, and (B) duly delivered by each of the Hawaii Guarantors when duly executed by such Hawaii Guarantor and delivered to the Trustee;
     (vii) no consent, approval, authorization or order of any governmental agency or body of the State of Hawaii generally applicable to entities such as the Hawaii Guarantors is required of either Hawaii Guarantor for the consummation of the transactions contemplated by the Indenture or the Guarantee; and
     (viii) to the best of our knowledge, no consent, approval, authorization or order of any court of the State of Hawaii is required of either Hawaii Guarantor for the consummation of the transactions contemplated by the Indenture or the Guarantee.
     The opinions expressed herein are limited exclusively to the laws of the State of Hawaii and reported judicial interpretations of such laws, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Tesoro Corporation
September 20, 2007

     This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Fulbright & Jaworski L.L.P. may rely upon this opinion in connection with the Registration Statement and related transactions.
Very truly yours,
/s/ Rush Moore LLP
RUSH MOORE LLP
A Limited Liability Law Partnership

Exhibit B

KENNETH P. EGGERS, P.C.
SALLY J. KUCKO
DENNIS G. FENERTY	LAW OFFICES OF	Telephone
DAVID A. DEVINE, P.C.	GROH EGGERS, LLC	(907) 562-6474
ROBERT H. SCHMIDT

	2600 CORDOVA STREET, SUITE 110	Facsimile
	ANCHORAGE, ALASKA 99503	(907) 562-6044
CLIFFORD J. GROH, SR.

1926-1998		www.groheggers.com
September 20, 2007
Tesoro Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
Ladies and Gentlemen:
     We have acted as special Alaska counsel for Tesoro Northstore Company, an Alaska corporation (the “Alaska Guarantor”) in connection with the preparation and filing by Tesoro Corporation, a Delaware corporation (“Tesoro”), and certain subsidiary guarantors of Tesoro, including the Alaska Guarantor, of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) relating to the proposed exchange offer (the “Exchange Offer”) by Tesoro to issue up to $500,000,000 aggregate principal amount of 6 1/2% Senior Notes due 2017, Series B (the “Exchange Notes”), and related guarantees in exchange for an equivalent principal amount of outstanding 6 1/2% Senior Notes due 2017 (the “Existing Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the Exchange Offer.
     The Exchange Notes will be issued pursuant to an Indenture, dated as of May 29, 2007, among Tesoro, certain subsidiary guarantors of Tesoro, including the Alaska Guarantor (collectively, the “Guarantors”), and U.S. Bank National Association (the “Trustee”) relating to the Existing Notes (the “Indenture”). The Alaska Guarantor will issue a guarantee with respect to the Exchange Notes (the “Guarantee”).
     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Alaska Guarantor, certificates and other communications of public officials, certificates of officers of the Alaska Guarantor and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, with your permission and to the extent we deemed appropriate, relied on certificates of officers of the Alaska Guarantor and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us (other than the due authorization of the Indenture by the Alaska Guarantor and the due authorization, execution and delivery of the Guarantee by the Alaska Guarantor), and the legal capacity of each individual who signed any of those documents.
     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

Tesoro Corporation
September 20, 2007

     (i) the Alaska Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alaska;
     (ii) the Indenture and the Guarantee have been duly authorized by the Alaska Guarantor;
     (iii) the Alaska Guarantor has full corporate power and authority to enter into the Indenture and the Guarantee;
     (iv) the Indenture has been duly executed and delivered by the Alaska Guarantor;
     (v) the Guarantee will be (A) duly executed by the Alaska Guarantor when signed by an Authorized Officer of the Alaska Guarantor designated in the resolutions of the Board of Directors of the Alaska Guarantor relating thereto and (B) duly delivered by the Alaska Guarantor when duly executed by the Alaska Guarantor and delivered to the Trustee;
     (vi) no consent, approval, authorization or order of any court or governmental agency or body of the State of Alaska that is generally applicable to entities such as the Alaska Guarantor is required of the Alaska Guarantor for the consummation of the transactions contemplated by the Indenture or the Guarantee.
     The opinions expressed herein are limited exclusively to the laws of the State of Alaska and reported judicial interpretations of such laws, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Fulbright & Jaworski L.L.P. may rely upon this opinion in connection with the Registration Statement and related transactions.
Very truly yours,
GROH EGGERS, LLC
/s/ Dennis G. Fenerty
Dennis G. Fenerty